Exhibit 99.1

MGT Capital Raises Capital as it Intensifies Focus on Shareholder Value

HARRISON, NY (October 9, 2015) MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today it has entered into agreements with several accredited investors providing $700,000 of equity capital. The capital raise is comprised of the sale of 2.8 million Units, with each Unit consisting of one share of the Company’s common stock, and a three-year warrant to purchase two shares of common stock.

The Warrants are exercisable at a price of $0.25 per common share on the earlier of (i) one year from the date of issue or (ii) the occurrence of certain corporate events, including a private or public financing, subject to approval of the lead investor, in which the Company receives gross proceeds of at least $7,500,000; a spinoff; one or more acquisitions or sales by the Company of certain assets approved by the stockholders of the Company; or a merger, consolidation, recapitalization, or reorganization approved by the stockholders of the Company.

The investment was led by Barry Honig, a private investor and a specialist in corporate finance. Mr. Honig is currently Co-Chairman and Chief Executive Officer of Majesco Entertainment Company (COOL), and was a former founder and Co-Chairman of interClick, which was acquired by Yahoo in 2011 for $280 million. He was also the former Co-Chairman of ChromaDex Corporation (CDXC), and is a current Director and the largest investor in Pershing Gold Corporation (PGLC).

As recently reported, MGT closed the sale of its daily fantasy sports business and received approximately $5.5 million of cash and securities in total consideration. "With MGT’s further enhanced balance sheet and reduced cost structure, I believe the time is perfect to consider all methods to create value for shareholders," stated Robert Ladd, the Company’s Chief Executive Officer.

The offering was made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the United States Securities and Exchange Commission under the 1933 Act. The foregoing description of the offering is not complete and is qualified by reference to the full text of the transaction agreements, which are filed as Exhibits to the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2015.

About MGT Capital Investments, Inc.

MGT Capital and its subsidiaries own and operate social and real money gaming sites online and in the mobile space, including MGTplay.com and SlotChamp™.  In addition, the Company owns intellectual property relating to slot machines and has asserted its claims via patent infringement lawsuits. MGT also has ownership stakes in DraftDay.com, a top daily fantasy sports wagering platform and Viggle Inc., operator of an online entertainment marketing and rewards platform with 10 million registered users.

Forward-looking Statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company Contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

rtraversa@mgtci.com

914-630-7431